EXHIBIT 21

                         Subsidiaries of the Registrant


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                                                                    State or Other
                                                                    Jurisdiction of              Percentage
                                                                    Incorporation                Ownership
Parent                                                              -------------                ----------
------
1st State Bancorp, Inc.                                                Virginia                       N/A

Subsidiary  (1)

1st State Bank                                                         North Carolina                 100%

Subsidiaries of 1st State Bank (1)

First Capital Services Company, LLC                                    North Carolina                 100%

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(1)  The assets,  liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.